Exhibit 10.2
AMENDMENT NO. 4
     This AMENDMENT NO. 4 (this “Amendment”) is made as of the 16th day of June, 2005, by and among ERICO INTERNATIONAL CORPORATION, an Ohio corporation, ERICO PRODUCTS, INC., an Ohio corporation, and ERICO EUROPE HOLDING B.V., formerly known as ERICO EUROPA B.V., a limited liability company organized under the laws of the Netherlands (collectively, the “Borrowers” and, individually, each a “Borrower”), the Banks, as defined in the Credit Agreement, as hereinafter defined, LASALLE BANK NATIONAL ASSOCIATION, as lead arranger, issuing bank and administrative agent for the Banks (the “Administrative Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, as co-lead arranger and co-documentation agent, NATIONAL CITY BANK, as syndication agent, and KEYBANK NATIONAL ASSOCIATION, as documentation agent.
     WHEREAS, the Borrowers, the Administrative Agent and the Banks are parties to that certain Second Amended and Restated Multicurrency Credit and Security Agreement, dated as of December 2, 2002, that provides, among other things, for loans and letters of credit aggregating Seventy-Five Million Dollars ($75,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);
     WHEREAS, the Borrowers, the Administrative Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof;
     WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement;
     WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment, and
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, the Borrowers, the Administrative Agent and the Banks hereby agree as follows:
1. Amendment to Indebtedness Covenant. Section 6.3(b) of the Credit Agreement is hereby amended to delete subpart (viii) therefrom and to insert in place thereof the following:
     (viii) subject to the limitations contained in Section 2.11 (a) and without duplication, Indebtedness of (x) a Borrower comprised of Fronting Bank LCs and Affiliate Fronting Bank LCs issued for the benefit of Non-US Subsidiaries (including Europa in the case of International), (y) Europa comprised of Advances, and (z) Wholly-Owned Non-US Subsidiaries (including Europa) comprised of intercompany loans from International, ERICO Products or, without duplication of (y) above, Europa, so long as the aggregate of the foregoing under (x), (y) and (z) incurred on and after the Second Amendment Closing Date shall not exceed Fifty-Five Million Dollars ($55,000,000) at any one time outstanding.

     2. Amendment to Investments. Section 6.3(d)(ii) of the Credit Agreement is hereby amended to delete subpart (VI) therefrom and to insert in place thereof the following;
     (VI) advances, loans, notes receivable or Guaranties comprised of (x) Fronting Bank LCs and Affiliate Fronting Bank LCs issued for account of a Borrower for the benefit of Non-US Subsidiaries (including Europa in the case of International), (y) intercompany loans to Non-US Subsidiaries from International, ERICO Products or Europa to the extent funded by Advances, and (z) investments or accounts receivable permitted by clause (i)(x) above, so long as the aggregate of the foregoing under (x), (y) and (z) incurred on and after the Second Amendment Closing Date shall not exceed Fifty-Five Million Dollars ($55,000,000) at any one time outstanding.
     3. Amendment to Intercompany Loans. Section 6.3(n) of the Credit Agreement is hereby amended to delete subpart (i) therefrom and to insert in place thereof the following:
          (i) [Reserved]
     4. Waiver of Intercompany Promissory Notes. The Administrative Agent and the Banks hereby waive the requirement that intercompany loans and advances from a Borrower or a Subsidiary that is a Guarantor to a Non-U.S. Subsidiary and Subordinated Intercompany Loans be evidenced by promissory notes. In connection therewith, the Administrative Agent and the Banks also waive the requirement that any such promissory notes be delivered to the Administrative Agent.
     5. Legal Fees. The Borrowers shall pay all legal fees and expenses of the Administrative Agent in connection with this Amendment promptly upon receipt of invoice.
     6. Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Banks that (a) such Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof do not violate or conflict with the organizational agreements of such Borrower or any law applicable to such Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Borrower; (d) no Potential Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) such Borrower is not aware of any claim or offset against, or defense or counterclaim to, such Borrower’s obligations or liabilities under the Credit Agreement or any other Loan Document; and (f) this Amendment constitutes a valid and binding obligation of such Borrower in every respect, enforceable in accordance with its terms.
     7. Waiver. Each Borrower, by signing below, hereby waives and releases the Administrative Agent and the Banks and their respective directors, officers, employees,

attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which such Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
          8. References to Credit Agreement. Each reference that is made in the Credit Agreement or any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.
          9. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
          10. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
          11. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.
          12. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Illinois, without regard to principles of conflict of laws.
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     13. JURY TRIAL WAIVER. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.
     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in Cleveland, Ohio as of the date first set forth above.

ERICO INTERNATIONAL CORPORATION

By:	/s/ Jeffrey R. Steinhilber

Name:	Jeffrey R. Steinhilber

Title:	CFO

ERICO PRODUCTS, INC.

By:	/s/ Jeffrey R. Steinhilber

Name:	Jeffrey R. Steinhilber

Title:	CFO

ERICO EUROPE HOLDING B.V., formerly known as ERICO EUROPA, B.V.

By:	/s/ William H. Roj

Name:	William H. Roj

Title:	Director

LASALLE BANK NATIONAL ASSOCIATION, as the Administrative Agent, Lead Arranger and as a Bank, and as Issuing Bank

By:	/s/ James P. Bahleda

Name:	James P. Bahleda
Title:	Vice President

GENERAL, ELECTRIC CAPITAL CORPORATION. as Co-Load Arranger Co-Documentation Agent and as a Bank

By:	/s/ Christopher Cox

Name :	Christopher Cox
Title:	Duly Authorized Signatory

NATIONAL, CITY BANK, as Syndication Agent and as a Bank

By:	/s/ Ronald J. Majka

Name:	Ronald J. Majka
Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as Documentation Agent and as a Bank

By:	/s/ Michael P. Shiplett

Name:	Michael P. Shiplett
Title:	Senior Vice President

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